EXECUTION COPY

                 THIRD AMENDMENT TO SUBORDINATED LOAN AGREEMENT

         This Third Amendment to Subordinated Loan Agreement (this "Third Amendment") is dated October 19, 2000, and is made by and between Snake River Sugar Company, an Oregon cooperative corporation, as Borrower (the "Company"), and Valhi, Inc., a Delaware corporation, as Lender ("Valhi"), and is acknowledged by the holders of those certain Senior Notes issued by the Company due April 30, 2009.

                             PRELIMINARY STATEMENTS

         The Company and Valhi are parties to a Subordinated Loan Agreement dated January 3, 1997, as amended and restated May 14, 1997 (the "Existing Agreement"), as further amended by the Second Amendment to the Subordinated Loan Agreement dated as of November 30, 1998 (the "Second Amendment"), and as further amended by this Third Amendment, (the "Subordinated Loan Agreement"). All capitalized terms defined in the Subordinated Loan Agreement not otherwise defined in this Third Amendment shall have the same meanings herein as in the Subordinated Loan Agreement.

         The Company and Valhi have agreed to amend the Subordinated Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, subject to satisfaction of the conditions noted below, the Company and Valhi hereby agree as follows:

1.       Modification of Financial Covenants.

         1.1 Section 10.8(a) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(a) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Senior Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date to exceed (i) 11.25:1.00 from the date of the Closing to and including November 30, 1997; (ii) 12.00:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 10.50:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 7.75:1.00 from December 1, 1999 to and including February 29, 2000; (v) 8.00:1.00 from March 1, 2000 to and including May 31, 2000; (vi) 7.50:1.00 from June 1, 2000 to and including May 31, 2001; (vii) 8.50:1.00 from June 1, 2001 to and including August 31, 2001; (viii) 7.00:1.00 from
         September 1, 2001 to and including February 28, 2002; (ix) 6.50:1.00 from March 1, 2002 to and including August 31, 2002; (x) 6.00:1.00 from September 1, 2002 to and including February 28, 2003; (xi) 5.00:1.00 from March 1, 2003 to and including November 30, 2003; (xii) 4.50:1.00 from December 1, 2003 to and including November 30, 2006; and (xiii) 3.50:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(a) shall be such ratios during such time periods as described in Section 10.8(a) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

         1.2 Section 10.8(b) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(b) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Total Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date to exceed (i) 8.00:1.00 from the date of the Closing to and including November 30, 1997; (ii)18.00:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 16.00:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 12.00:1.00 from December 1, 1999 to and including February 29, 2000; (v) 14.00:1.00 from March 1, 2000 to and including May 31, 2000; (vi)
         12.00:1.00 from June 1, 2000 to and including May 31, 2001; (vii) 13.75:1.00 from June 1, 2001 to and including August 31, 2001; (viii) 11.75:1.00 from September 1, 2001 to and including February 28, 2002;
         (ix)  10.00:1.00  from March 1, 2002 to and including  August 31, 2002;
         (x) 9.50:1.00 from September 1, 2002 to and including February 28, 2003; (xi) 6.75:1.00 from March 1, 2003 to and including November 30, 2003; (xii) 6.00:1.00 from December 1, 2003 to and including November 30, 2006; and (xiii) 5.00:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(b) shall be such ratios during such time periods as described in Section 10.8(b) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

         1.3 Section 10.8(c) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

                  "(c) The Company will not permit, as at the end of any fiscal quarter of the Company, the ratio of (x) the sum of Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date and Consolidated operating lease and rent payments of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date to (y) Consolidated Fixed Charges to be less than (i) 1.50:1.00 from the date of the Closing to and including November 30, 1997; (ii) 0.50:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 0.60:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 0.85:1.00 from December 1, 1999 to and including February 29, 2000; (v) 0.80:1.00 from March 1, 2000 to and including May 31, 2000; (vi) 0.90:1.00 from June 1, 2000 to and including February 28, 2002; (vii) 1.00:1.00 from March 1, 2002 to and including February 28, 2003; and (viii) 1.75:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain
         Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(c) shall be such ratios during such time periods as described in Section 10.8(c) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

         1.4 Section 10.8(d) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

"(d) The Company will not permit LLC to have at any time a ratio of (A) accounts receivable plus inventory on ---- a FIFO basis (excluding sugar that is collateral for CCC Loans), to (B) the aggregate outstanding amount of the Bank Loans, of less than (i) 1.60:1.00 from the date of Closing to and including November 29, 1998; (ii) 1.55:1.00 from November 30, 1998 to and including September 29, 2000; and (iii) 1.40:1.00 thereafter, provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreement between Valhi, the Company and the holders of the Senior Notes, the ratio contained in this Section 10.8(d) shall be the first ratio as described in Section 10.8(b) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

         1.5 A new Section 10.8(h) shall be and is hereby added to read as follows:

                  "10.8(h). Notwithstanding the forgoing Sections 10.8(a) through 10.8(g), upon the Company satisfying the Conversion Condition, then all covenants contained in Section 10.8 of the Existing Agreement shall apply for all purposes of the Subordinated Loan Agreement, from and after the first day of fiscal quarter immediately following satisfaction of such Conversion Condition (after giving effect, however, to the amendment set forth in Sections 4.5, 4.6, 4.7 and 4.8 of the Second Amendment but not to any other amendment affecting
         Section 10.8 set forth in the Second Amendment, and provided that the date "December 1, 2001" set forth in Section 10.8(a)(ii) and in Section 10.8(b)(iii) of the Existing Agreement shall be deemed changed to "December 1, 2000," the date "December 1, 2004" set forth in Section 10.8(a)(iii) and in Section 10.8(b)(iv) of the Existing Agreement shall be deemed changed to "December 1, 2003," and the date "December 1, 2002" set forth in Section 10.8(c)(ii) of the Existing Agreement shall be deemed changed to "December 1, 2001")."

2. Amendment to the Second Amendment. The first sentence of Section 2 of the Second Amendment is hereby deleted. Section 3 of the Second Amendment is hereby deleted. Section 4.9 of the Second Amendment is hereby deleted.

3. Amendment of Section 8.1(b). The Subordinated Loan Agreement shall be and is hereby amended by adding the following to the end of Section 8.1(b):

         "Notwithstanding the forgoing, to the extent permitted by the terms of the Note Purchase Agreements and the Senior Notes, beginning in 2000 the Company may, in any given year, use cash on deposit in the Distributable Cash Collateral Account to reduce the Unit Retain for such year in an amount equal to or less than the Beet Payment
         Withholding (as defined in the Company Agreement) for such year, and such cash from the Distributable Cash Collateral Account shall not be required to be used by the Company to prepay the Obligations pursuant to this Section 8.1(b), provided that the actual amount paid by the Company for the purchase of sugarbeets pursuant to the Grower Contracts for such year shall never exceed the Beet Payment (as defined in the Company Agreement).

         Notwithstanding the forgoing or any other provision of this Agreement, Valhi and the Company hereby agree, for the benefit of the Noteholders, that notwithstanding the absence of a Default or an Event of Default under the Note Purchase Agreements and the Senior Notes which would constitute a Specified Default under the Subordination Agreement, Valhi shall not be entitled to receive, and the Company shall not make, any payments pursuant to this Section 8.1(b) or otherwise on the Subordinated Debt except as permitted by Section 10.5 of the Note Purchase Agreements, provided, however, that when (x) the Company has achieved full compliance with the Original Covenants (as defined in the First Amendment to the Note Purchase Agreements) for a period of four consecutive fiscal quarters ending on the last day of a fiscal year of the Company, (y) the LLC would have been able to pay aggregate distributions during such four consecutive fiscal quarters pursuant to Sections 9.3.1(a) and 9.3.1(b) of the Company Agreement of at least $26,697,372 before giving effect to any Beet Payment Withholding during such four consecutive fiscal quarters and (z) the Company has delivered to the Noteholders an Officer's Certificate in accordance with Sections
         7.1 and 7.2(a), respectively, of the Note Purchase Agreements, with a copy to Valhi, along with audited financial statements demonstrating such compliance (collectively, the "Conversion Condition"), then (i) the Company shall be required to make the election set forth in clause
         (i) of the fourth full paragraph of Section 1.2(b) of the First Amendment to the Note Purchase Agreements, (ii) the Company shall be required to promptly prepay the Obligations within five Business Days using all available cash on hand, and (iii) thereafter the Company shall be required to use all Excess Cash Flow subsequently generated to prepay the Obligations and shall not use any Excess Cash Flow subsequently generated for any other purpose, including making advances to or additional investments in the LLC or any other Subsidiary of the Company, prepaying the Senior Notes or repaying Unit Retains owing to the Company's shareholders, provided, however, that any and all payments on the Subordinated Debt which are made following the satisfaction of the Conversion Condition set forth above may be made only in accordance with the Original Covenants and all other covenants and conditions set forth in the Transaction Documents, and provided further that no Default or Event of Default under the Note Purchase Agreements exists or would result from such payments.

         Notwithstanding the forgoing, between the period from May 15, 1997 and October 19, 2000, Valhi shall be entitled to receive, and the Company may pay to Valhi, the amounts of $2,679,000 (paid in 1997), $2,864,844 (paid in 1998), $7,200,000 (paid in 1999) and $950,000 (paid in 2000)
         representing interest accrued on the Subordinated Debt.

         Notwithstanding the forgoing, following the date when the Senior Notes are paid in full, the Company shall use all Excess Cash Flow to prepay the Obligations and shall not use any Excess Cash Flow for any other purpose, including making advances to or additional investments in the LLC or any other Subsidiary of the Company, prepaying the Senior Notes or repaying Unit Retains owing to the Company's shareholders.

         Valhi hereby waives all rights and remedies otherwise available to it pursuant to Section 12 as a result of the Company's failure to comply with the payment provisions of this Section 8.1(b) with respect to amounts that are not permitted to be paid to Valhi pursuant to the terms of this Section 8.1(b), the Note Purchase Agreements and the Senior Notes."

4.       Amendment   of  Section  8.2.   Subsections   8.2(a)  and  (b)  of  the
         Subordinated Loan Agreement shall be and are hereby amended to read in their entirety as follows:

         "(a) Rate. Prior to January 1, 1999, the outstanding principal balance of the $80,000,000 Note shall bear interest at a rate per annum (meaning 360 days) equal to 10.99 percent, and commencing January 1, 1999, the outstanding principal balance of the Subordinated Notes shall bear interest at a rate per annum (meaning 360 days) equal to 12.99 percent; provided, however, that commencing on April 1, 2000, the outstanding principal balance of the $80,000,000 Note shall bear interest at a rate per annum (meaning 360 days) equal to 6.49 percent. The outstanding principal balance, if any, of the Collateral Deposit Note and the Contribution Note shall bear interest at a rate per annum (meaning 360 days) equal to 10.145 percent. After the occurrence and during the continuance of an Event of Default, each Subordinated Note and all other Obligations shall, at your option, bear interest at a rate per annum (meaning 360 days) equal to the Default Rate."

         "(b) Computation and Payment of Interest. Interest on the Subordinated Notes and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year consisting of twelve 30-day months and shall be payable monthly in arrears on the last day of each month, provided, however, that interest shall only be payable to the extent provided in Section 8.1(b). Interest not paid on a monthly basis will be compounded annually from the applicable monthly date; provided, however, that commencing on April 1, 2000, interest not paid on a monthly basis will no longer be compounded, but all interest accrued prior to April 1, 2000 (including compounded interest) shall remain due and payable, and provided further, however, that no interest (including previously compounded interest) shall continue to bear interest pursuant to this Subsection 8.2 subsequent to March 31, 2000. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder."


5. Amendment to Section 9.9. Section 9.9 shall be and is hereby amended to read in its entirety as follows: "9.9 Annual Security Interest Opinion.

         Commencing within 30 days following occurrence of a Grant Effectiveness Condition (as defined in the Contingent Subordinated Security Agreement), and for each calendar year thereafter on or before March 15 of such calendar year, the Company shall cause to be delivered to Valhi an opinion of counsel, reasonably acceptable to Valhi (with John Lemke, general counsel of the LLC, being acceptable counsel), covering the matters set forth in paragraphs 23 through 28 of Exhibit 4.4(a) of the Note Purchase Agreement and Senior Notes. Such opinion of counsel shall describe the actions that will, in the opinion of such counsel, be required to maintain the Lien and security interest of the Collateral Agent with respect to the Collateral in the following calendar year."

6. Amendment of Section 10.3. Subsection 10.3(a) of the Subordinated Loan Agreement shall be and is hereby amended to read in its entirety as follows:

         "(a) Liens securing the Senior Notes and the Subordinated Notes."

7. Amendment of Section 11. Section 11 of the Subordinated Loan Agreement shall be and hereby is amended by (i) adding the phrase "or, following the occurrence of the Grant Effectiveness Condition (as defined therein), in any Collateral Document" immediately after the phrase "the Company defaults in the performance of or compliance with any term contained herein" in Section 11(c), (ii) deleting the punctuation mark "." at the end of clause (k) and replacing it with "; or", and (iii) new Sections 11(l) and 11(m) shall be and are hereby added as follows:

         "(l) Effective October 1, 2000, the LLC shall (Y) pay to the Company any installment of the aggregate Beet Payment (as defined in the Company Agreement) for any crop year (other than the final installment) without withholding from such installment an amount equal to a ratable portion of the aggregate Beet Payment Withholding for such crop year, less an amount equal to a ratable portion of the aggregate Unit Retain reduction for such crop year permitted pursuant to the terms of the Note Purchase Agreements and Senior Notes or (Z) pay to the Company the final installment of the aggregate Beet Payment (as defined in the Company Agreement) for such crop year without withholding from such installment an amount such that the aggregate amount of such withholdings for such crop year will equal the aggregate Beet Payment Withholding for such crop year.

         (m) Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of all obligations of the Company under this Subordinated Loan Agreement or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Person, or, following the occurrence of the Grant Effectiveness Condition (as defined in the applicable Collateral Document), the Collateral Agent shall not have or shall cease to have, for any reason (other than the failure of the Collateral Agent or any holder of the Subordinated Notes to take any action within its control), a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by this Agreement and the relevant Collateral Document and subject only to Liens permitted under this Agreement and the applicable Collateral Document."


8. Amendment to Section 17.1 Section 17.1 shall be and is hereby amended by (i) adding the phrase ", the Collateral Documents" immediately after the phrase "This Agreement" contained in the first sentence of Section 17.1, (ii) by deleting from the first sentence in Section 17.1 the phrase ", if required pursuant to the Subordination Agreement," and
         (iii) by adding the phrase "or any section of the Collateral Documents" immediately after the phrase "Sections 8, 11(a), 11(b), 12, 17 or 20" contained in the last sentence of section 17.1.

9.       Amendment of Definitions.

(a) The following definitions contained in Schedule A of the Subordinated Loan Agreement shall be and are hereby amended to read in its entirely as follows:

                  ""Company Agreement" means the Company Agreement of the LLC as it may be amended or modified from time to time."

                  ""Note Purchase Agreements" means the Note Purchase Agreements dated as of the date of Closing between the Company and each of the purchasers of the Senior Notes pursuant to such agreements, as such Note Purchase Agreements may be amended or modified from time to time."

                  ""Senior Notes" means the Company's 10.8% Senior Notes due April 30, 2009, as such Senior Notes may be amended or modified from time to time."

                  ""Excess Cash Flow" means, with respect to any period, Distributable Cash for the comparable period of LLC ending on or closest (but prior) to the last day of such period, less
                  (i) actual debt service in respect of Senior Debt described in clause (i) of the definition of "Senior Debt" (including, without limitation, any Debt of Persons other than the Company guaranteed by the Company), including, without limitation, the Senior Notes, (ii) patronage dividends actually paid to the Company's shareholders and (iii) Permitted Operating Expenses."

                  ""Unit Retain" means a withholding of beet crop payments due to the grower shareholders of the Company as imposed by the Company's board of directors, including without limitation amounts resulting from Beet Payment Withholdings (as defined in the Company Agreement)."

                  "Loan Documents" means this Agreement, the Subordinated Notes, the Collateral Documents and all other instruments, documents and agreements executed by or on behalf of the Company and delivered concurrently herewith or at any time hereafter for the benefit of you in connection with the Subordinated Notes and other transactions contemplated by this Agreement, all as amended, restated, supplemented or otherwise modified from time to time.

         (b) The following definitions shall be and are hereby added to Schedule A of the Subordinated Loan Agreement as follows:

                  ""Conversion  Condition"  shall have the  meaning set forth in
Section 8.1(b)."

                  "Collateral" means (a) "Pledged Collateral" as defined in the Contingent Subordinate Pledge Agreement and (b) "Collateral" as defined in the Contingent Subordinate Security Agreement.

                  "Collateral Agent" means FSB, or any successor Collateral Agent under the Contingent Subordinated Collateral Agency and Paying Agency Agreement.

                  "Collateral Documents" means the Contingent Subordinate Pledge Agreement, the Contingent Subordinate Security Agreement, the Contingent Subordinate Collateral Agency and Paying Agency Agreement or any agreements referred to therein.

                  "Contingent  Subordinate  Collateral  Agency and Paying Agency
                  Agreement" means that certain Contingent Subordinate Collateral Agency and Paying Agency Agreement dated as of October 19, 2000 by and among Valhi, the Company and FSB, as such may be amended or modified from time to time.

                  "Contingent Subordinate Pledge Agreement" means that certain Contingent Subordinate Pledge Agreement dated as of October 19, 2000 by and between the Company and Valhi and acknowledged by FSB as Collateral Agent, as such may be amended or modified from time to time.

                  "Contingent Subordinate Security Agreement" means that certain Contingent Subordinate Security Agreement dated as of October 19, 2000 by and between the Company and Valhi and acknowledged by FSB as Collateral Agent, as such may be amended or modified from time to time.

                  "FSB" means First Security Bank, National Association.

                  "Valhi" means Valhi, Inc., a Delaware corporation.

10. Amendment of Section 6.3 of the Second Amendment. Subsection 6.3 of the Second Amendment shall be and is hereby amended to read in its entirety as follows:

         "6.3 Governing Law. This Second Amendment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Utah."

11. New Section 22.12. A new Section 22.12 shall be and is hereby added to read in its entirety as follows:

         "  22.12.  Certain Rights of Specific Performance.

         To the extent that the Company's Board of Directors shall have approved the SRSC Annual Irrevocable Cash Plan (as defined in the Company
         Agreement) for any given Fiscal Year (as defined in the Company Agreement), the Company agrees and acknowledges that money damages may not be an adequate remedy for any failure by the Company to make debt service payments to Valhi under this Subordinated Loan Agreement for such Fiscal Year in amounts sufficient to comply with such Fiscal Year's SRSC Annual Irrevocable Cash Plan or any failure by the Company to otherwise give full effect to such Fiscal Year's SRSC Annual Irrevocable Cash Plan, and that Valhi may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance by the Company to make debt service payments to Valhi under this Subordinated Loan Agreement for such Fiscal Year in amounts sufficient to comply with such Fiscal Year's SRSC Annual Irrevocable Cash Plan or to otherwise take all actions necessary to carry out, and to give full effect to, such Fiscal Year's SRSC Annual Irrevocable Cash Plan, subject always, however, to the limitations contained in Section 8.1(b) hereof."

12. Conditions Precedent. Each of the following shall be considered a condition precedent to the effectiveness of this Third Amendment:

(b) The Company will obtain modifications to the Note Purchase Agreements and the Senior Notes, which modifications must be satisfactory to Valhi in all material respects.

(c) The Company will execute and delivery to Valhi (i) a Contingent Pledge Agreement in the form attached to this Third Amendment as Exhibit A; (ii) a Contingent Security Agreement in the form attached to this Third Amendment as Exhibit B; and
                  (iii) a Contingent Collateral Agency and Paying Agency Agreement in the form attached to this Third Amendment as Exhibit C.

(d) The execution and delivery by all of the parties thereto of that certain Master Agreement dated October 19, 2000, by and among the parties hereto, among others.

13. Condition to Continuing Effectiveness. The parties hereto agree and acknowledge that if at any time following the execution of this Third Amendment, either (i) the Company shall fail to approve by January 15th of any year the SRSC Annual Irrevocable Cash Plan (as defined in the Company Agreement) for such fiscal year of the LLC or (ii) the unpaid Accrual exceeds the Accrual Threshold (as both are defined in the Company Agreement), then this Third Amendment shall immediately become retroactively null and void and the terms of the Subordinated Loan Agreement shall retroactively be as in effect immediately prior to the execution of this Third Amendment.

14.      Representations and Warranties:

(e) Valhi Representations and Warranties. Valhi hereby represents and warrants as follows:

(i) Organization and Authority Valhi is an organization duly and validly incorporated and existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into and perform its obligations under this Third Amendment.

(ii) Authorization; Enforceability. The execution, delivery. and performance of this Third Amendment by Valhi are within the corporate power of Valhi and have been duly authorized by all necessary corporate action on the part of Valhi. This Third Amendment is the legally valid and binding agreement of Valhi, enforceable against Valhi in accordance with its terms.

(iii) No Violation or Conflict. The execution, delivery and performance of this Third Amendment by Valhi do not and will not violate any law or the Certificate of Incorporation or Bylaws of Valhi, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which Valhi is a party or by which Valhi is bound, which violation, conflict, breach or default would have a material adverse effect on Valhi's ability to consummate the transactions contemplated hereby.

(f) Company Representations and Warranties. The Company hereby represents and warrants as follows:

(i) Organization and Authority. The Company is a cooperative corporation duly and validly organized and existing and in good standing under the laws of the State of Oregon and has full power to enter into and perform its obligations under this Third Amendment.

(ii) Authorization; Enforceability. The execution, delivery and performance of this Third Amendment by the Company are within the power of the Company and have been duly authorized by all necessary action on the part of the Company. This Third Amendment is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(iii) No Violation or Conflict. The execution, delivery and performance of this Third Amendment by the Company do not and will not violate any law or the organizational documents of the Company, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, which violation, conflict, breach or default would have a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.

15.      Miscellaneous.

(g) Enforceability; Validity. Each party hereto expressly agrees that this Third Amendment shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the parties hereto.

(h) Successors and Assigns. All of the covenants and agreements contained in this Third Amendment shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         (i)      Governing  Law.  This Third  Amendment,  and the rights of the
                  parties  hereto,   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of Utah.

(j) Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k) Amendment; Waiver. No amendment, modification, termination or waiver of any provision of this Third Amendment, and no consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(l) Severability. If any provision of this Third Amendment shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Third Amendment, and this Third Amendment shall continue in all other respects to be valid and enforceable.

         IN WITNESS WHEREOF, the parties hereby have caused this Third Amendment to be duly executed and delivered by their respective officers thereunder duly authorized as of the date first written above.

              [The remainder of this page intentionally left blank]

                                  SNAKE RIVER SUGAR COMPANY



                                  By:/s/ Lawrence L. Corry
                                  ----------------------------------------------
                                  Its:
                                  ----------------------------------------------



                                   VALHI, INC.



                                  By:/s/ Steven L. Watson
                                  ----------------------------------------------
                                  Its:
                                  ----------------------------------------------




ACKNOWLEDGED:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA



By:/s/ Joseph Alouf
   --------------------------------------------------
Its:
    -------------------------------------------------



CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By:      CIGNA INVESTMENTS, INC.


         By:/s/ Stephen H. Wilson
            -----------------------------------------
         Its:
             ----------------------------------------

LIFE INSURANCE COMPANY
OF NORTH AMERICA

By:      CIGNA INVESTMENTS, INC.



         By:/s/ Stephen H. Wilson
            -----------------------------------------
         Its:
             ----------------------------------------



MINNESOTA LIFE INSURANCE COMPANY

By:      Advantus Capital
         Management, Inc.



         By:/s/ Annette Masterson
            -----------------------------------------
         Its:
             ----------------------------------------



THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

By:      LINCOLN INVESTMENT MANAGEMENT, INC.
         Its Attorney-in-Fact



By:/s/ Annette M. Teders
   --------------------------------------------------
Its:
    -------------------------------------------------



LINCOLN LIFE & ANNUITY COMPANY
OF NEW YORK

By:      LINCOLN INVESTMENT MANAGEMENT, INC.
         Its Attorney-in-Fact



By:/s/ Annette M. Teders
   --------------------------------------------------
Its:
    -------------------------------------------------